Exhibit 23.1


                    CONSENT OF Mendoza Berger & Company, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference and use in the Annual Report on Form 10 KSB, under the Securities Exchange Act of 1934 of our report on the consolidated financial statements of eNexi Holdings, Inc. for the year ended December 31, 2000 and the financial statements from inception (May 14, 1999) through December 31, 1999.




/s/ Mendoza Berger & Company, LLP
Mendoza Berger & Company, LLP
Laguna Hills, California

Dated: March 29, 2001